                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 18, 2000 included in NorthEast Optic Network, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Boston, Massachusetts
September 14, 2000